As filed with the Securities and Exchange Commission on January 30, 2018
Registration No. 333-
UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
 SECURITIES ACT OF 1933
Janel Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	86-1005291
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York	11563
(Address of Principal Executive Offices)	(Zip Code)
Janel World Trade, Ltd. 2013 Non-Qualified Stock Option Plan
 (Full title of the plan)
Brendan Killackey
Janel Corporation
303 Merrick Road, Suite 400
Lynbrook, NY 11563
(516) 256-8143
 (Name, address and telephone number, including area code, of agent for service)
Copy to:
Scott R. Jones, Esquire
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
 (610) 640-7800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

			Proposed maximum offering price per Share		Proposed maximum aggregate offering Price
		Amount to be registered(1)					Amount of registration fee
	Title of securities to be registered
	Common stock, par value $0.001 per share	87,121	$4.338	(2)	$377,930.90	(2)	$47.05	(2)
	Common stock, par value $0.001 per share	12,879	$9.80	(3)	$126,214.20	(3)	$15.71	(3)

(1)
This registration statement covers 100,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of Janel Corporation, a Nevada corporation (the "Company"), issuable pursuant to the Janel Corporation 2013 Non-Qualified Stock Option Plan (the "2013 Plan"), and after giving effect to the 50:1 reverse stock split that occurred on April 15, 2015. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Common Stock which become issuable because of any stock dividend, stock split or any other similar transaction.

(2)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the weighted average exercise price of options to purchase the Common Stock of $4.338.

(3)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on January 26, 2018.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of the Form S-8. The registrant, Janel Corporation (the "Company"), has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement on Form S-8 (this "Registration Statement") to participants in the Janel Corporation 2013 Non-Qualified Stock Option Plan (the "2013 Plan") to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. The Company is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). The Company will also furnish without charge all other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests should be directed to Janel Corporation, 303 Merrick Road, Suite 400, Lynbrook, NY 11563, Attention: Vincent Verde, Corporate Controller, telephone number (516) 256-8143.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the SEC, are incorporated in this Registration Statement by reference:

(a)	the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on December 27, 2017;
(b)	the Company's Current Report on Form 8-K filed with the SEC on January 4, 2018; and
(c)
the description of the Company's common stock shares contained in the Company's Registration Statement on Form S-1 as filed with the SEC on November 12, 2009, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 78.7502 of the Nevada Revised Statutes provides the Company with the power to indemnify any of its directors and officers. Such indemnification shall apply provided  the director or officer has conducted himself or herself in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Company's best interests; a presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation must not have been rebutted; and the acts must not have constituted a breach of a fiduciary duty of such officer or director involving intentional misconduct, fraud or a knowing violation of law. In a criminal action not by the Company or in its right, the director, officer, employee or agent must not have had reasonable cause to believe his or her conduct was unlawful.

Article 7 of the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Article VIII of the Company's Amended and Restated Bylaws ("Bylaws") provide that the Company shall indemnify its directors and officers to the full extent permitted by Nevada Law. The indemnification provisions in the Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of said directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
The Company maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description of Document
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the 10-Q filed with the Securities and Exchange Commission on February 12, 2013).
4.2	Certificate of Change filed Pursuant to NRS 78.209 for the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).
4.3	Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).
4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2013).
5.1	Opinion of Pepper Hamilton LLP.
10.1
Janel Corporation 2013 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2013).

23.1	Consent of Paritz & Company, P.A.
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement).
Item 9. Undertakings.

(a)		The Company hereby undertakes:
	(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynbrook, state of New York, on January 30, 2018.

Janel Corporation
By:	/s/ Brendan J. Killackey
	Name:	Brendan J. Killackey
	Title:	Director, President and Chief Executive Officer

We, the undersigned officers and directors of Janel Corporation, hereby constitute and appoint Brendan J. Killackey, with full power to act, as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Brendan J. Killackey	Director, President and Chief Executive Officer	January 30, 2018
Brendan J. Killackey	(Principal Executive Officer & Principal Financial Officer)

/s/ Gerard van Kesteren Gerard van Kesteren	Director	January 30, 2018

/s/ Dominique Schulte Dominique Schulte	Director	January 30, 2018

/s/ John J. Gonzalez, II John J. Gonzalez, II	Director	January 30, 2018

/s/ Gregory J. Melsen Gregory J. Melsen	Director	January 30, 2018

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the 10-Q filed with the Securities and Exchange Commission on February 12, 2013).
4.2	Certificate of Change filed Pursuant to NRS 78.209 for the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).
4.3	Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).
4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2013).
5.1	Opinion of Pepper Hamilton LLP.
10.1
Janel Corporation 2013 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2013).

23.1	Consent of Paritz & Company, P.A.
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement).